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EXHIBIT 10.11

Amendment No. 2
to
SatCon Technology Corporation
2005 Incentive Compensation Plan

        The SatCon Technology Corporation 2005 Incentive Compensation Plan (as amended, the "Plan") is hereby amended by deleting the first sentence of Section 4(a) of the Plan and replacing it with the following:

  "Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 14,000,000."

        Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AS APPROVED BY THE BOARD OF DIRECTORS: November 6, 2007

AS APPROVED BY THE STOCKHOLDERS: December 20, 2007

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  EXHIBIT 10.11